Exhibit 32.1

Certification Pursuant to

18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of LUB Liquidating Trust (the “Liquidating Trust”) on Form 10-K for the year ended December 31, 2023, as filed with the Securities and Exchange Commission on the date hereof, each of the undersigned Trustees hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

(1) The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Liquidating Trust.

Date: March 22, 2024	By:	/s/ Gerald Bodzy
Gerald Bodzy, Trustee

Date: March 22, 2024	By:	/s/ John Garilli
John Garilli, Trustee

Date: March 22, 2024	By:	/s/ Joe C. McKinney
Joe C. McKinney, Trustee